UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2008

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The Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31727	20-0774748
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3420 Fairlane Farms Road, Suite C, Wellington, Florida, 33414

(Address of Principal Executive Office) (Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Quantum Medical Technologies, Inc., a wholly owned subsidiary of The Quantum Group, Inc. (the “Company”), entered into certain Original Equipment Manufacturer (“OEMA”) and Master Agreements (“MA”), both agreements effective as of February 14, 2008, with Net.Orange, Inc., a software development company (“NOI”).

Under the terms and provisions of the OEMA, NOI granted to the Company a non-exclusive license worldwide certain Products (as defined below) (with the exception of NOI’s current and prospective customers), without right to sublicense to (i) use, reproduce, offer to sell and sell Products bundled with NOI’s products and only for use in conjunction therewith, or (ii) sell Products to individuals or entities that have previously purchased NOI products.  NOI will retain all of its proprietary rights in the Products.   The Products include, without limitation, clinical operating system, electronic medical records system, archiving and storage system and configurable Web portal.  The Company agreed to use its commercially reasonable efforts to market, promote, and distribute the Products and, subject to certain limitations, to distribute the Products directly to end users, or through distributors and other third party intermediaries.  The Company will be responsible for providing certain technical support to its end users and distributors with respect to Product installation, on-going technical support, training and consultations relating to the Products; NOI will provide support to the Company in connection with its internal use of the Products.  Subject to NOI’s right to revise its fees, the Company will pay the royalty fees for Products purchased from the Company and fixed monthly fees to develop additional healthcare for the Company.  Unless terminated earlier, the OEMA will be effective for a fixed term of six years.

Under the terms and provisions of the MA, NOI granted to the Company a limited, non-transferable and exclusive term license, without rights to sublicense, to use the hardware, software and any updates thereto as well as related materials and documentation that NOI made available to the Company. The MA will be effective as long as the Company is current with all recurring payments including license, support and hosting. If neither party to the MA does not cancel the agreement for cause, the MA will automatically renew for successive one year periods. Either party to the MA may elect not to renew it by notifying in writing, at least 60 days prior to the expiration of the term.

In addition, the OEMA and MA contain indemnification and other terms and provisions customary for agreements of this nature. The foregoing is a summary of the material terms and provisions of such agreements, copies of which are filed as exhibits hereto.

Item 8.01

Other Events.

On February 26, 2008, the Company issued a press release announcing the NOI strategic alliance, a copy of which press release is filed herewith.

Item 9.01

Exhibits.

10.1

Master Agreement by and between Quantum Medical Technologies, Inc and Net.Orange, Inc., dated as of February 14, 2008.

10.2

Original Equipment Manufacturer Agreement by and between Quantum Medical Technologies, Inc and  Net.Orange, Inc., dated as of February 14, 2008.

99.1

Press release dated February 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Quantum Group, Inc.

By:	/s/DONALD B. COHEN
Donald B. Cohen Chief Financial Officer

Date:  March 3, 2008